UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 18, 2007
ADSTAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-15363	22-3666899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4553 Glencoe Avenue, Suite 325
Marina del Rey, California 90292
(Address Of Principal Executive Office) (Zip Code)
Registrant’s telephone number, including area code (310) 577-8255

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On September 18, 2007, AdStar, Inc. (the “Company”) received a deficiency notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company’s stock failed to close above the minimum closing bid price of $1.00 per share for 30 consecutive business days. NASDAQ Marketplace Rule 4310(c)(4) requires all listed companies to maintain a minimum closing bid price of $1.00 per share. In accordance with NASDAQ Marketplace Rule 4310(c)(8)(D), the Company has been afforded a compliance period of 180 calendar days, or until March 17, 2008, to regain compliance with the requirement. If the Company cannot demonstrate compliance with the bid requirement by March 17, 2008, it will be afforded an additional 180 day compliance period, provided, that on March 17, 2008, the Company demonstrates that it meets the criteria for initial listing set forth in Rule 4310(c) (except for the bid price requirement set forth in Rule 4310(c)(4)). Compliance can be achieved if at anytime before expiration of a compliance period, the bid price of the Company’s stock closes at $1.00 or more per share for a minimum of 10 consecutive business days. The Company will use its best efforts to regain compliance and fully expects that it will regain compliance prior to March 17, 2008. A copy of the press release on the NASDAQ deficiency notice is attached as Exhibit 99.1 to this Current Report.
Item 9.01: Financial Statements and Exhibits
(d)	Exhibits:

Exhibit
Number	Description
99.1	Press release, dated September 19, 2007 on the NASDAQ deficiency notice.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

AdStar, Inc.
Dated: September 19, 2007	By:	/s/ Leslie Bernhard
Leslie Bernhard, Chief Executive Officer

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